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                                                                   Exhibit 10.47

                      THIRD AMENDMENT TO CREDIT AGREEMENT
                              AND LIMITED WAIVER


      THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this "AMENDMENT") is executed as of February 18, 1997, by and among ADFLEX SOLUTIONS, INC., a Delaware corporation ("BORROWER"), certain Banks party to the Credit Agreement (as defined below), and THE FIRST NATIONAL BANK OF BOSTON, as Agent.

                                    RECITALS

      A. Borrower, Banks and Agent have entered into that certain Credit Agreement dated as of October 31, 1995, as amended by that certain First Amendment to Credit Agreement dated as of December 29, 1995 and that certain Second Amendment to Credit Agreement dated as of June 18, 1996 (as amended, and as such may be further amended, modified, supplemented or restated, the "CREDIT AGREEMENT"), pursuant to which Banks have made certain credit facilities available to Borrower. Capitalized terms used but not defined in this Amendment have the meanings given them in the Credit Agreement.

      B. Borrower has informed Agent and Banks that it has taken a Twenty-Nine Million Two Hundred Forty-Eight Thousand Dollar ($29,248,000) resizing and restructuring charge against its earnings and that it is not in compliance with the following financial covenants: (i) SECTION 5.7(B)(I) (minimum consolidated quarterly operating profit and net profit); (ii) SECTION 5.7(B)(II) (lack of an operating loss or a net loss for any two consecutive fiscal quarters); and (iii)
SECTION 5.7(D) (minimum Consolidated Tangible Net Worth). Noncompliance with each of such financial covenants by Borrower constitutes an Event of Default under SECTION 7.1(B) of the Credit Agreement. Borrower has requested that Requisite Banks provide a limited waiver of such Events of Default and consent to the amendment of certain financial covenants set forth in the Credit Agreement as set forth herein.

      C. Banks party hereto, constituting Requisite Banks, and Agent are willing to provide such limited waiver and amendments, but only on the terms, subject to the conditions and in reliance on the representations and warranties set forth in this Amendment.

      NOW, THEREFORE, in consideration of the foregoing Recitals and intending to be legally bound, the parties hereto represent, warrant and agree as follows:

1. WAIVERS. Agent and Banks hereby waive compliance with the financial covenants set forth in each of SECTIONS 5.7(B)(I), 5.7(B)(II) and 5.7(D) of the Credit Agreement for the fiscal quarter ending September 30, 1996, and waive the Event of Default under SECTION 7.1(B) of the Credit Agreement caused by such failure to comply.


                                       1.
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2.    AMENDMENTS TO CREDIT AGREEMENT.

      2.1 DEFINITIONS. A new definition of "Applicable Spread" is added to
SECTION 1.1 of the Credit Agreement.

            APPLICABLE SPREAD. See SECTION 2.8(B).

      2.2 DEFINITIONS. The definition of "Collateral" in SECTION 1.1 of the Credit Agreement is deleted in its entirety and replaced with the following:

            COLLATERAL. All now existing or hereafter acquired property or interests in property, and proceeds thereof, of Borrower pursuant to the Security Agreement, and any other property, now existing or hereafter acquired, that may at any time be or become subject to an Encumbrance granted or created in favor of Agent, on behalf of Banks, to secure the full and complete payment and performance of the Obligations.

      2.3 DEFINITIONS. The definition of "Security Agreement" in SECTION 1.1 of the Credit Agreement is deleted in its entirety and replaced with the following:

            SECURITY AGREEMENT. The Amended and Restated Security Agreement dated as of the date hereof attached hereto as the EXHIBIT, by and among Borrower, as Grantor, Banks and Agent, on behalf of Banks (including, without limitation, the Collateral Information Certificate attached thereto as the EXHIBIT).

      2.4 DEFINITIONS. The definition of "Security Documents" in SECTION 1.1 of the Credit Agreement is deleted in its entirety and replaced with the following:

            SECURITY DOCUMENTS. The Security Agreement, the Financing Statements delivered pursuant hereto and any and all other related documents.

      2.5 DEFINITIONS. A new definition of "Third Amendment Effective Date" is added to SECTION 1.1 of the Credit Agreement.

            THIRD AMENDMENT EFFECTIVE DATE.  December 31, 1996.

      2.6 THE LOANS. SECTION 2.8(B) of the Credit Agreement is deleted in its entirety and replaced with the following:

                  (b) Each LIBOR Loan shall bear interest on the outstanding principal amount thereof, for each Interest Period applicable thereto, at a rate per annum equal to the Adjusted LIBOR Rate plus a spread the amount of which shall be determined as follows (the "APPLICABLE SPREAD"):

                        (i) one and one-half percent (1.50%) if Borrower's ratio of Consolidated Total Liabilities (including the undrawn amount of all outstanding



                                   2.
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      Letters of Credit) to Consolidated Tangible Net Worth (calculated as of the last day of the preceding fiscal quarter of Borrower) is less than or equal to .75:1.00;

                     (ii) one and three-quarters percent (1.75%) if Borrower's ratio of Consolidated Total Liabilities (including the undrawn amount of all outstanding Letters of Credit) to Consolidated Tangible Net Worth (calculated as of the last day of the preceding fiscal quarter of Borrower) is equal to or greater than .76:1.00 but less than .90:1.00; or

                    (iii) two percent (2.00%) if Borrower's ratio of Consolidated Total Liabilities (including the undrawn amount of all outstanding Letters of Credit) to Consolidated Tangible Net Worth (calculated as of the last day of the preceding fiscal quarter of Borrower) is equal to or greater than .90:1.00.

      Such interest shall be payable for such Interest Period on the last day thereof and when such LIBOR Loan is due (whether at maturity, by reason of acceleration or otherwise) and, if such Interest Period is longer than three (3) months, at intervals of three (3) months after the first day thereof. Any change from time to time in the Applicable Spread above the Adjusted LIBOR Rate shall be based on the Report of Chief Financial Officer delivered by Borrower pursuant to SECTION 5.1(D), and such change shall be effective retroactively commencing the Business Day next succeeding the end of the period as to which such Report of Chief Financial Officer relates.

      2.7 FINANCIAL STATEMENTS AND OTHER REPORTING REQUIREMENTS. SECTION 5.1(C) of the Credit Agreement is deleted in its entirety and replaced with the following:

                  (c) as soon as available, but in any event within thirty (30) days after the end of each month, a consolidated and consolidating balance sheet as of the end of, and related consolidated and consolidating statement of income and cash flow for, the period then ended, certified by the chief financial officer of Borrower but subject, however, to normal, recurring year-end adjustments that shall not in the aggregate be material in amount;

      2.8 FINANCIAL COVENANTS. SECTION 5.7(C) of the Credit Agreement is deleted in its entirety and replaced with the following:

                  (c) LEVERAGE RATIO. Borrower shall maintain a ratio of Consolidated Total Liabilities (including the undrawn amount of all outstanding Letters of Credit) to Consolidated Tangible Net Worth not to exceed 1.40:1.00 for the fiscal quarter ending December 31, 1996 and each fiscal quarter thereafter.

      2.9 FINANCIAL COVENANTS. SECTION 5.7(D) of the Credit Agreement is deleted in its entirety and replaced with the following:


                                       3.
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                  (d) CONSOLIDATED TANGIBLE NET WORTH. Consolidated Tangible Net
      Worth shall at no time be less than an amount equal to the sum of (i) $38,000,000 plus (ii) an amount equal to seventy-five percent (75.0%) of Consolidated Net Income commencing with the period beginning on July 1, 1997 and during each fiscal quarter thereafter, in each case, for which period Consolidated Net Income is positive (with no deduction on account of negative Consolidated Net Income), plus (iii) one hundred percent (100.0%) of the aggregate increase in Consolidated Tangible Net Worth attributable to the issuance and sale of any capital stock of Borrower after the Third Amendment Effective Date (other than the proceeds of any issuance and sale of capital stock of a Subsidiary of Borrower in connection with the conversion or exchange of any Indebtedness of Borrower into capital stock after the date hereof).

      2.10 FINANCIAL COVENANTS. A new SECTION 5.7(F) is added to the Credit Agreement as follows:

                  (f) MONTHLY PROFITABILITY. Commencing with the month ending October 31, 1996 and each month thereafter until and including September 30, 1997, Borrower's operating profit (exclusive, however, (without duplication) of an amount equal to Twenty-Nine Million Two Hundred Forty-Eight Thousand Dollars ($29,248,000)) taken as a charge against Borrower's earnings during the fiscal quarter ended September 30, 1996) for such month and the two months immediately preceding such month, shall not be less than One Dollar ($1).

3. LIMITATION OF WAIVERS AND AMENDMENTS; FULL FORCE AND EFFECT.

      3.1 The limited waiver set forth in SECTION 1 of this Amendment and the amendments set forth in SECTION 2 of this Amendment are effective solely for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (i) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document; or (ii) otherwise prejudice any right or remedy which Agent or Banks may now have or may have in the future under or in connection with any Loan Document.

      3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as amended herein, are hereby ratified and confirmed and shall remain in full force and effect.

4. REPRESENTATIONS AND WARRANTIES. In order to induce Agent and Banks to enter into this Amendment and to amend the Credit Agreement (a) each Borrower represents and warrants to each of Agent and Banks that after giving effect to this Amendment (i) the representations and warranties contained in the Loan Documents (other than representations and warranties which expressly relate to another date or as specifically described therein and expressly approved by Requisite Banks) are true and correct in all material respects as of the date hereof and (ii) no Event of Default has occurred and is continuing.


                                       4.
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5. NO EXISTING CLAIMS.

      5.1 Borrower hereby acknowledges and agrees that: (i) it has no claim or cause of action against Agent or any Bank or any parent, subsidiary or affiliate of Agent or any Bank, or any of their officers, directors, employees, attorneys or other representatives or agents (all of which parties being, collectively, the "BANKS' AGENTS") in connection with the Loan Documents, the loans thereunder or the transactions contemplated therein and herein; (ii) it has no offset or defense against any of its respective obligations, indebtedness or contracts in favor of Agent and Banks; and (iii) it recognizes that each of Agent and Banks has heretofore properly performed and satisfied in a timely manner all of its obligations to and contracts with Borrower.

6. EFFECTIVENESS. This Amendment shall be deemed to be effective as of the Third Amendment Effective Date; provided, however, that such effectiveness is subject to the condition precedent that Banks shall have received, in form and substance satisfactory to Banks and their respective counsel, the following:

      6.1 This Amendment and the Security Documents, duly executed by the parties to such agreements, instruments or documents;

      6.2 Agent or any agents or representatives of Agent shall have completed a credit finance examination with respect to the business and assets of Borrower, at the expense of Borrower, with results satisfactory to Banks.

      6.3 A certificate of the Secretary or an Assistant Secretary of Borrower with respect to resolutions of its board of directors authorizing the execution and delivery of this Amendment, the Security Agreement and the amendments to the Financing Statements (to reflect the additional Collateral granted by Borrower to Banks and to Agent, on behalf of Banks, pursuant to this Amendment and the Security Agreement) and identifying the officer(s) authorized to execute, deliver and take all other actions required under this Amendment, the Security Agreement, such amendments to the Financing Statements and the other Loan Documents, and providing specimen signatures of such officers;

      6.4 Certified copies, dated close to the date hereof, of requests for copies or information (Form UCC-3 or equivalent), or certificates, dated close to the date hereof, satisfactory to Banks, of a UCC reporter service, listing all effective financing statements which name Borrower as debtor and which are filed in the appropriate offices in the State of Arizona or other applicable jurisdictions, together with copies of such financing statements, and accompanied by written evidence (including UCC termination statements or similar documents) satisfactory to Banks that the Encumbrances indicated in any such financing statements are either permitted hereunder or have been terminated or released;

      6.5 Payment from Borrower of an amendment fee of Forty Thousand Dollars ($40,000) payable to Banks to be split between Banks based upon each Bank's pro rata share of the Commitment;


                                       5.
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      6.6 Payment from Borrower in immediately available funds, an amount equal to the aggregate of the fees (including reasonable attorneys' fees), costs, expenses and other disbursements incurred by Agent in connection with this Amendment and the transactions contemplated hereunder, including, without limitation, the negotiation and preparation of this Amendment and the other Loan Documents and the cost of any and all credit finance examinations;

      6.7 Agent on behalf of Banks shall have received evidence of insurance with respect to the Collateral satisfactory to Banks and all policies of insurance required to be maintained shall provide that the proceeds of such policies shall be payable solely to Agent pursuant to a standard first mortgage endorsement substantially equivalent to the Lenders Loss Payable Endorsement 438BFU or ISO endorsement CP12181091, without contribution; and

      6.8 Such other documents, and completion of such other matters, as counsel for Banks may reasonably deem necessary or appropriate.

7. CONDITION SUBSEQUENT. The effectiveness of this Amendment is subject to the satisfaction or waiver of the condition subsequent that Banks shall have received, within thirty (30) days of the date hereof, in form and substance satisfactory to Banks and their respective counsel a landlord waiver from the record owner of the real property at Borrower's facilities located at each of 2001 W. Chandler Boulevard, Chandler, Arizona and 402 First Street, Douglas, Arizona.

8. ENTIRE AGREEMENT. Except to the extent expressly provided in this Amendment, the terms and conditions of the Credit Agreement shall remain in full force and effect. This Amendment and the other Loan Documents constitute and contain the entire agreement of the parties hereto and supersede any and all prior agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral, respecting the extension of credit by Banks to Borrower.

9. MISCELLANEOUS.

      9.1 REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS. On and after the date of this Amendment, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import referring to the Credit Agreement and each reference in the Loan Documents to the "Credit Agreement," "thereunder," "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

      9.2 FEES AND EXPENSES. Borrower acknowledges that all costs, fees and expenses as described in SECTION 9.2 of the Credit Agreement incurred by Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Borrower.


                                       6.
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      9.3 HEADINGS. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

      9.4 APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

      9.5 COUNTERPARTS. This Amendment may be executed in counterparts, each of which when so executed shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.


                                      7.
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      WITNESS the due execution hereof by the respective duly authorized officer of the undersigned as of the date first written above.


BORROWERS:                        ADFLEX SOLUTIONS, INC.


                                  By: /s/ Rolando Esteverena
                                      -----------------------------
                                      Rolando Esteverena,
                                      Chairman and CEO


AGENT:                            THE FIRST NATIONAL BANK OF BOSTON


                                  By: /s/ Teresa Heller
                                      -----------------------------
                                      Teresa Heller,
                                      Director


BANKS:                            THE FIRST NATIONAL BANK OF BOSTON

                                  By: /s/ Teresa Heller
                                      -----------------------------
                                      Teresa Heller,
                                      Director


                                  WELLS FARGO BANK, N.A. (as successor to First Interstate Bank of Arizona, N.A.)


                                  By: /s/ Mae Delabarre
                                      -----------------------------
                                      Mae Delabarre,
                                      Assistant Vice President

                                  100 West Washington Street, 25th Floor
                                  Phoenix, Arizona 85003
                                  Phone: (602) 229-4564
                                  Facsimile: (602) 229-4409


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